OMB APPROVAL
UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549	OMB Number: 3235-0060 Expires: April 30, 2009 Estimated average burden hours per response........5.0

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 23, 2009

MathStar, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51560	41-1881957
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

19075 N.W. Tanasbourne Drive, Suite 200, Hillsboro, OR		97124
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (503) 726-5500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 —Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)  On February 23, 2009, Morris Goodwin, Jr. resigned from the Board of Directors of MathStar, Inc. (the “Company”).  Mr. Goodwin recently became Chief Administrative Director of the Amherst H. Wilder Foundation, and he resigned from the Company’s Board to allow him to devote more time to his duties in this capacity.  Mr. Goodwin was Chair of the Board’s Governance and Nominating Committee and a member of the Audit Committee.  Effective February 23, 2009, the Company’s Board appointed Merrill A. McPeak, who is a member of the Board’s Governance and Nominating Committee, as Chair of that Committee.

The Board thanks Mr. Goodwin for his service to the Company.

(d)  Effective February 26, 2009, the Board appointed Richard C. Perkins to the Board of Directors and as a member of the Board’s Governance and Nominating Committee and Audit Committee.  Mr. Perkins, a Chartered Financial Analyst, is Executive Vice President and Portfolio Manager of Perkins Capital Management, Inc., an investment management firm located in Wayzata, Minnesota.  He has had over 30 years experience in the investment business.  Mr. Perkins will participate in the Company’s cash and equity compensation policy for non-employee Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MathStar, Inc.

Date: February 27, 2009.
	By	/s/ Douglas M. Pihl
Chief Executive Officer and Chief Financial Officer
(Principal Executive Officer and Principal Financial Officer)